FORM OF
                        ST. EDMOND'S FEDERAL SAVINGS BANK
                            GROUP TERM CARVE-OUT PLAN


       THIS PLAN, hereby made effective this _____ day of __________________ 2004 (the "Effective Date"), by and between ST. EDMOND'S FEDERAL SAVINGS BANK, a national banking association located in Philadelphia, Pennsylvania (the "Bank"), and the Participant (the "Participant") selected to participate in this Plan, intending to be legally bound hereby.

                                  INTRODUCTION

       The Bank wishes to attract, retain and reward highly qualified executives. To further this objective, the Bank is willing to divide the death proceeds of certain life insurance policies which are owned by the Bank on the lives of the participating executives with the designated beneficiary of each insured participating executive. The Bank will pay the life insurance premiums from its general assets.

                                    Article 1
                               General Definitions

The following terms shall have the meanings specified:

         1.1 "Base Annual Salary" means the Participant's basic annual salary as of each January 1st, exclusive of special payments such as bonuses or commissions, but including any salary reductions made in accordance with Sections 125 or 401(k) of the Code.

         1.2 "Change in Control" means any of the following:

               (A) the control of voting proxies whether related to stockholders or mutual members by any person, other than the Board of Directors of the Bank, to direct more than 25% of the outstanding votes of the Bank, the control of the election of a majority of the Bank's directors, or the exercise of a controlling influence over the management or policies of the Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Exchange Act;

OWNER:

ST. EDMOND'S FEDERAL SAVINGS BANK

By:     ______________________________   By:    ________________________________
        (Signature)                             (Signature)

        ______________________________          ________________________________
        (Printed)                               (Printed)

Title:  ______________________________   Title: ________________________________



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               (B)  an event  whereby  the OTS,  FDIC or any  other  department, agency or quasi-agency of the federal government cause or bring about, without the consent of the Bank, a change in the corporate structure or organization of the Bank;

               (C) an event whereby the OTS, FDIC or any other agency or quasi-agency of the federal government cause or bring about, without the consent of the Bank, a taxation or involuntary distribution of retained earnings or proceeds from the sale of securities to depositors, borrowers, any government agency or organization or civic or charitable organization; or

               (D) a merger or other business combination between the Bank and another corporate entity whereby the Bank is not the surviving entity.

         In  the  event  that  the  Bank  shall   convert  in  the  future  from
mutual-to-stock form, the term "Change in Control" shall also refer to:

               (E)  the sale of all, or substantially  all, of the assets of the

          Bank or the Parent;

               (F) the merger or recapitalization of the Bank or the Parent whereby the Bank or the Parent is not the surviving entity;

               (G)  a change in control of the Bank or the Parent,  as otherwise
          defined  or  determined  by  the  Office  of  Thrift   Supervision  or
          regulations promulgated by it; or

               (H) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Bank or the Parent by any person, trust, entity or group. The term "person" means an individual other than the Executive, or a corporation, partnership, trust, Bank, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

       Notwithstanding anything else to the contrary set forth in this Agreement, if (i) an agreement is executed by the Company providing for any of the transactions or events constituting a Change in Control as defined herein, and the agreement subsequently expires or is terminated without the transaction or event being consummated, and (ii) Executive's employment did not terminate during the period after the agreement and prior to such expiration or termination, for purposes of this Agreement it shall be as though such agreement was never executed and no Change in Control event shall be deemed to have occurred as a result of the execution of such agreement.

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

       Furthermore, the conversion of the Company from a mutual to a stock form of ownership, whether a mutual holding company or a full stock company, would not be considered a Change in Control for purpose of this Agreement.

         1.3 "Code" means the Internal Revenue Code of 1986, as amended.

         1.4 "Company" means St. Edmond's Federal Savings Bank of Philadelphia, Pennsylvania.

         1.5 "Disability" means the Participant's suffering a sickness, accident or injury which has been determined by the carrier of any group disability insurance policy provided by the Bank or made available by the Bank to its employees and covering the Participant, or by the Social Security Administration, to be a disability rendering the Participant totally and permanently disabled. The Participant must submit proof to the Bank of the carrier's or Social Security Administration's determination upon the request of the Bank.

         1.6 "Insured" means the individual whose life is insured.

         1.7 "Insurer" means the insurance company issuing the life insurance policy on the life of the insured.

         1.8 "Normal Retirement Age" means the Participant's 65th birthday.

         1.9 "Participant" means the employee who is designated by the Board of Directors as eligible to participate in the Plan, elects in writing to participate in the Plan using the form attached hereto as Exhibit A, and signs a Split Dollar Endorsement for the Policy in which he or she is the Insured.

         1.10 "Policy" or "Policies" means the individual insurance policy (or policies) adopted by the Board of Directors for purposes of insuring a Participant's life under this Plan, including any group term life insurance policy for which the premium is paid by the Bank.

         1.11 "Plan" means this instrument, including all amendments thereto.

         1.12 "Plan Year" means, for the first year, the period from the Effective Date through October 31, 2004. Thereafter, "Plan Year" means each twelve month period commencing on November 1st and ending on October 31st of the following calendar year.

         1.13 "Termination of Employment" means that the Participant ceases to be employed by the Bank for any reason whatsoever other than by reason of a leave of absence which is approved by the Bank. For purposes of this Plan, if there is a dispute over the employment status of the Participant or the date of the Participant's Termination of Employment, the Bank shall have the sole and absolute right to decide the dispute.

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

         1.14 "Vested Insurance Benefit" means the Bank will provide the Participant with continued insurance coverage from the date of vesting until death, subject to the forfeiture provisions detailed in Section 5.2 and Article
8. Article 5 explains how a Participant achieves vested status.

         1.15 "Years of Service" means the number of consecutive twelve (12) month periods of continuous employment with the Bank, including leaves of absences approved by the Bank.

                                    Article 2
                                  Participation

         2.1 Eligibility to Participate. The Board of Directors in its sole discretion shall designate from time to time Participants that are eligible to participate in this Plan. The Board may delegate this authority to management.

         2.2 Participation. The eligible executive may participate in this Plan by executing an Election to Participate (Exhibit A) and a Split Dollar Endorsement. The Split Dollar Endorsement shall bind the Participant and his or her beneficiaries, assigns and transferees, to the terms and conditions of this Plan. A Participant's participation is limited to only Policies where he or she is the Insured. Exhibit A sets forth the information about the Policy or Policies and maximum Participant benefit under the Plan.

         2.3 Termination of Participation. A Participant's rights under this Plan shall cease and his or her participation in this Plan shall terminate if one of the following events occur: (1) the Participant's employment with the Bank is terminated prior to the Participant meeting any of the criteria for a Vested Insurance Benefit under Section 5.1, or (2) the Plan or any Participant's rights under the Plan are terminated in accordance with Sections 5.2 or 12.1 of this Plan. In the event that the Bank decides to maintain the Policy after the Participant's termination of participation in the Plan, the Bank shall be the direct beneficiary of the entire death proceeds of the Policy. The Bank may document the Participant's termination from the Plan by indicating the date of termination on Exhibit A. However, the Bank's failure to do so will not be deemed evidence of Participant's continued participation in the Plan.

                                    Article 3
                                Premium Payments

       The Bank shall pay all premiums due on all Policies under this Plan.

                                       4

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                                    Article 4
                           Policy Ownership/Interests

         4.1 Bank Ownership. The Bank shall own the Policies and shall have the right to exercise all incidents of ownership and, subject to Article 7, the Bank may terminate a Policy without the consent of the Insured. With respect to each Policy, the Bank shall be the direct beneficiary of an amount of death proceeds equal to the greatest of: (1) the cash surrender value of the policy; (2) the aggregate premiums paid on the Policy by the Bank less any outstanding indebtedness to the Insurer; or (3) the amount in excess of the Participant's interest specified in Section 4.2. If the Bank owns more than one policy on a Participant, the Policies shall be aggregated with respect to item (3) of this paragraph.

         4.2 Participant's Interest. If applicable, the Participant, or the Participant's assignee, shall have the right to designate the beneficiary of the death proceeds of the Policy as specified in Section 4.2.1 or 4.2.2. The Participant shall also have the right to elect and change settlement options by providing written notice to the Bank and the Insurer.

                  4.2.1 Death Prior to Termination of Employment. If the Participant dies while employed by the Bank, the Participant's beneficiary shall be entitled to a benefit equal to two and five-tenths (2.5) times the deceased Participant's Base Annual Salary at the date of death; but not in excess of the maximum benefit amount specified in Exhibit A.

                  4.2.2 Death After  Termination of Employment.  If, pursuant to
          Article 5, a terminated Participant has a Vested Insurance Benefit at the date of death, the Participant's beneficiary shall be entitled to a benefit equal to one and five-tenths (1.5) times the Participant's last Base Annual Salary but not in excess of the maximum benefit amount specified in Exhibit A. If the terminated Participant has not achieved a Vested Insurance Benefit, the Participant's beneficiary will not be entitled to a benefit under this Plan.

                                    Article 5
                                     Vesting

         5.1 Vested Insurance Benefit. The Participant shall have a Vested Insurance Benefit equal to the amount specified in Section 4.2 at the earliest of the following events:

                  5.1.1 Remaining in continuous employment with the Bank until age 65;

                  5.1.2 Remaining in continuous employment with the Bank until the Participant has completed three (3) Years of Service.

                  5.1.3 Termination of Employment due to Disability;

                  5.1.4 Being employed by the Bank at the date a Change in Control occurs; or

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

                  5.1.5 At the discretion of the Board of Directors if there are other circumstances not addressed in Sections 5.1.1 through 5.1.4 of this Plan.

         5.2 Forfeiture of Benefit. Notwithstanding the provisions of Section 5.1, the Participant will forfeit his or her Vested Insurance Benefit if: (1) the Participant violates any of the provisions detailed in Article 8, (2) in the case of a Disabled Participant who vested pursuant to Section 5.1.3, if such Participant becomes gainfully employed by an entity other than the Bank, or (3) the Participant provides written notice to the Bank declining further participation in the Plan.

                                    Article 6
                                 Imputed Income

       The Bank shall determine the economic benefit attributable to the Executive based on the life insurance premium factor for the Executive's age multiplied by the aggregate death benefit payable to the Executive's beneficiary. The "life insurance premium factor" is the minimum factor applicable under guidance published pursuant to IRS Reg. ss. 1.61-22(d)(3)(ii) or any subsequent authority. The Bank will provide each Participant with an annual statement of the amount of income reportable by the Participant for federal and state income tax purposes as a result of such economic benefit.

                                    Article 7
                               Comparable Coverage

         7.1 Insurance Policies. If a Participant has a Vested Insurance Benefit, the Bank may provide such benefit through the Policies purchased at the commencement of this Plan or may provide comparable insurance coverage to the Participant through whatever means the Bank deems appropriate. If the Participant waives or forfeits his or her right to the Vested Insurance Benefit, the Bank can choose to cancel the Policy or Policies on the Participant, or may continue such coverage and become the direct beneficiary of the entire death proceeds.

         7.2 Offer to Purchase. If the Bank discontinues a Policy on a Participant who is employed by the Bank at the date of discontinuance or who has a Vested Insurance Benefit that has not been forfeited, the Bank shall give the Participant at least thirty (30) days to purchase such Policy. The purchase price shall be the cash surrender value of the Policy. Such notification shall be in writing.

                                    Article 8
                               General Limitations

         8.1 Excess Parachute or Golden Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement to the extent the benefit would be an excess parachute payment under Section 280G of the Code or

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

would be a prohibited golden parachute payment pursuant to 12 C.F.R. ss.359.2 and for which the appropriate federal banking agency has not given written consent to pay pursuant to 12 C.F.R. ss.359.4..

         8.2 Termination for Cause. Notwithstanding any provision of this Plan to the contrary, the Bank shall not pay any benefit under this Agreement if the Bank terminates the Executive's employment for:

               (a)  Gross negligence or gross neglect of duties;

               (b) Commission of a felony or of a gross misdemeanor involving moral turpitude; or

               (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Bank policy committed in connection with the Executive's employment and resulting in an adverse effect on the Bank.

         8.3 Removal. Notwithstanding any provision of this Plan to the contrary, the benefit provided under this Plan shall be forfeited if the Participant is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act ("FDIA").

         8.4 Competition after Termination of Employment. The Participant shall forfeit his right to any further benefits if the Participant, without the prior written consent of the Bank, violates the following described restrictive covenants.

                  8.4.1 Non-compete Provision. The Participant shall not, for the term of this Plan and until all benefits have been distributed, directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of one percent (1%) or less in the stock of a publicly-traded company):

                    (i) become  employed by,  participate in, or be connected in any manner with the ownership, management, operation or control of any bank, savings and loan or any financial institution if the Executive's responsibilities will include providing banking or other financial services within the twenty-five (25) miles of any office maintained by the Bank as of the date of the termination of the Executive's employment; or

                    (ii) participate in any way in hiring or otherwise engaging, or assisting any other person or entity in hiring or otherwise engaging, on a temporary, part-time or permanent basis, any individual who was employed by the Company or any of its

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

               subsidiaries during the three (3) year period immediately prior to the termination of the Participant's employment; or

                    (iii) assist, advise, or serve in any capacity, representative or otherwise, any third party in any action against the Company or any of its subsidiaries or transaction involving the Company or any of its subsidiaries; or

                    (iv) sell, offer to sell, provide banking or other financial services, assist any other person in selling or providing banking or other financial services, or solicit or otherwise compete for, either directly or indirectly, any orders, contract, or accounts for services of a kind or nature like or substantially similar to the services performed or products sold by the Company or any of its subsidiaries (the preceding hereinafter referred to as "Services"), to or from any person or entity from whom the Participant or the Company or any of its subsidiaries provided banking or other financial services, sold, offered to sell or solicited orders, contracts or accounts for Services during the three (3) year period immediately prior to the termination of the Participant's employment; or

                    (v) divulge, disclose, or communicate to others in any manner whatsoever, any confidential information of the Company or any of its subsidiaries, including, but not limited to, the names and addresses of customers of the Company or any of its subsidiaries, as they may have existed from time to time or of any of the Company's or any of its subsidiaries' prospective customers, work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed for the Company or any of its subsidiaries, earnings or other information concerning the Company or any of its subsidiaries. The restrictions contained in this subparagraph (v) apply to all information regarding the Company or any of its subsidiaries unless and until it becomes known to the general public from sources other than the Participant.

                  8.4.2 Judicial Remedies. In the event of a breach or threatened breach by the Participant of any provision of these restrictions, the Participant recognizes the substantial and immediate harm that a breach or threatened breach will impose upon the Company or any of its subsidiaries or Affiliates, and further recognizes that in such event monetary damages may be inadequate to fully protect the Company or any of its subsidiaries or Affiliates. Accordingly, in the event of a breach or threatened breach of the provisions of this Plan, the Participant consents to the Company's or any of its subsidiaries' entitlement to such ex parte, preliminary, interlocutory, temporary or permanent injunctive, or any other equitable relief, protecting and fully enforcing the Company' or any of its subsidiaries' rights hereunder and preventing the Participant from further breaching any of his obligations set forth herein. The Participant expressly waives any requirement, based on any statute, rule of procedure, or other source, that the Company or any of its subsidiaries or Affiliates post a bond as a condition of obtaining any of the above-described remedies. Nothing herein shall be construed as prohibiting the Company or any of its subsidiaries or Affiliates from pursuing any other remedies available to the Company or any of its subsidiaries or Affiliates at law or in equity for such breach or threatened breach, including the recovery of damages from the Participant. The
          Participant   expressly   acknowledges   and  agrees  that:   (i)  the
          restrictions set forth in Section 8.4.1 are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) the protections afforded the Company or any of its subsidiaries or Affiliates in
          Section 8.4.1 are necessary to protect its legitimate business interest, (iii) the restrictions set forth in Section 8.4.1 will not be materially adverse to the Participant's employment with the Bank, and (iv) his agreement to observe such restrictions forms a material part of the consideration for this Plan.

                  8.4.3 Overbreadth of Restrictive Covenant. It is the intention of the parties that if any restrictive covenant in this Plan is determined by a court of competent jurisdiction to be overly broad, then the court should enforce such restrictive covenant to the maximum extent permitted under the law as to area, breadth and duration.

                  8.4.4 Change in Control. The non-compete provision detailed in
          Section 8.4.1 shall not apply if there is a Change in Control.

       8.5 Suicide or Misstatement. The Participant shall forfeit his benefit under this Plan if the Participant commits suicide within two years after the date of this Plan, or if the insurance company denies coverage for material misstatements of fact made by the Participant on any application for life insurance purchased by the Bank, or any other reason; provided, however that the Bank shall evaluate the reason for the denial, and upon advice of Counsel and in its sole discretion, consider judicially challenging any denial. The Bank shall have no liability to the Participant for any denial of coverage by the insurance company.

                                    Article 9
                                   Assignment

       Any Participant may assign without consideration all interests in his or her Policy and in this Plan to any person, entity or trust. In the event a Participant shall transfer all of his/her interest in the Policy, then all of that Participant's interest in his or her Policy and in the Plan shall be vested in his/her transferee, subject to such transferee executing agreements binding them to the provisions of this Plan, who shall be substituted as a party hereunder, and that Participant shall have no further interest in his or her Policy or in this Plan.

                                   Article 10
                                     Insurer

       The Insurer shall be bound only by the terms of its corresponding Policy. Any payments the Insurer makes or actions it takes in accordance with a Policy shall fully discharge it from all claims, suits and demands of all persons relating to that Policy. The Insurer shall not be bound by the provisions of this Plan, except to the extent of any endorsement filed with the Insurer. The Insurer shall have the right to rely on the Bank's representations with regard to any definitions, interpretations, or Policy interests as specified under this Plan.

                                   Article 11
                                Claims Procedure

         11.1 Claims Procedure. A Participant or beneficiary ("claimant") who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows:

                    11.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

                    11.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expect to render their decision.

                    11.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                    11.1.3.1 The specific reasons for the denial,

                    11.1.3.2 A reference to the specific  provisions of the Plan on which the denial is based,

                    11.1.3.3 A  description  of any  additional  information  or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                    11.1.3.4 An explanation of the Plan's review  procedures and the time limits applicable to such procedures, and

                    11.1.3.5 A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

         11.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

                  11.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

                  11.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

                  11.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

                  11.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

                  11.2.5 Notice of Decision.  The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                    11.2.5.1 The specific reasons for the denial,

                    11.2.5.2 A reference to the specific  provisions of the Plan on which the denial is based,

                    11.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

               11.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).


                                   Article 12
                        Amendment or Termination of Plan

         12.1 Non-Vested Insurance Benefit. Unless a Participant has a Vested Insurance Benefit pursuant to Section 5.1, the Bank may amend or terminate the Plan at any time, or may amend or terminate a Participant's rights under the Plan at any time prior to a Participant's death by written notice to the Participant.

         12.2 Vested Insurance Benefit. If a Participant has a Vested Insurance Benefit, the Bank may amend or terminate the Plan for that Participant only if:
(1) continuation of the Plan would cause significant financial harm to the Bank and (2) the Participant agrees to such action.

                                   Article 13
                                  Miscellaneous

         13.1 Administrator. The Bank shall be the administrator of this Plan. The Bank may delegate to others certain aspects of the management and operational responsibilities including the service of advisors and the delegation of ministerial duties to qualified individuals.


         13.2 Administration. The Bank shall have powers which are necessary to administer this Plan, including but not limited to:

                  13.2.1 Interpreting the provisions of the Plan;

                  13.2.2 Establishing and revising the method of accounting for the Plan;

                  13.2.3 Maintaining a record of benefit payments; and

                  13.2.4 Establishing rules and prescribing any forms necessary or desirable to administer the Plan.

         13.3 Applicable Law. The Plan and all rights hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

         13.4 Binding Effect. This Plan shall bind the Participant and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

         13.5 Entire Agreement. This Plan constitutes the entire agreement between the Bank and the Participant as to the subject matter hereof. No rights are granted to the Participant by virtue of this Plan other than those specifically set forth herein.

         13.6 Right of Offset. The Bank shall have the right to offset the benefits against any unpaid obligation the Participant may have with the Bank.

         13.7 No Guarantee of Employment. This Plan is not an employment policy or contract. It does not give the Participant the right to remain an employee of the Bank, nor does it interfere with the Bank's right to terminate the Participant's employment. It also does not require the Participant to remain in employment nor interfere with the Participant's right to terminate employment at any time.

         13.8 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Plan by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the Bank. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

         13.9 Reorganization. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Bank under this Plan. Upon the occurrence of such event, the term "Bank" as used in this Plan shall be deemed to refer to the successor or survivor company.

         13.10 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Plan.

         13.11 Unfunded Arrangement. The Participant and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Plan. The benefits represent the mere promise by the Bank to pay such benefits. Any insurance on the Participant's life is a general asset of the Bank to which the Participant and beneficiary have no preferred or secured claim.

         IN WITNESS WHEREOF, the Bank executes this Plan as of the date indicated above.


ATTEST:                                        BANK:
                                               ST. EDMOND'S FEDERAL SAVINGS BANK


________________________________               By  _____________________________

                                               Title  __________________________

                                    EXHIBIT A
                        ST. EDMOND'S FEDERAL SAVINGS BANK
                            Group term Carve-Out Plan

                             ELECTION TO PARTICIPATE


        I, ______________ , an eligible employee as determined in Section 2.1 of ST. EDMOND'S FEDERAL SAVINGS BANK Group Term Carve-Out Plan (the "Plan") dated ___________________, 2004, hereby elect to become a Participant of the Plan in accordance with Section 2.2 of the Plan. Additionally, I acknowledge that I have read the Plan document and agree to be bound by its terms.


        Executed this _____________ day of ____________________, 2004.



___________________________________             ________________________________
Witness                                         Participant





                                   POLICY DATA

Maximum
Participant
Benefit
--------
$

                          BENEFICIARY DESIGNATION FORM

I designate the following as beneficiary of benefits under the Agreement payable following my death:

Primary:      __________________________________________________________________

________________________________________________________________________________

Contingent:   __________________________________________________________________

________________________________________________________________________________

Note:To name a trust as  beneficiary,  please provide the name of the trustee(s)
     and the exact name and date of the trust agreement.
             -----

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

                 Name: _______________________________

            Signature: _______________________________ Date: _______


[OPTION:
--------------------------------------------------------------------------------
SPOUSAL CONSENT (Required if Spouse not named beneficiary):

I consent to the beneficiary designation above, and acknowledge that if I am named beneficiary and our marriage is subsequently dissolved, the designation will be automatically revoked.

               Spouse Name: ______________________________________

Signature:     _______________________________________    Date:  ______________
--------------------------------------------------------------------------------
]

Received by the Plan Administrator this ________ day of ________________, 20___.

By:       _________________________________

Title:    _________________________________

                               POLICY ENDORSEMENT

Contract Owner:       ST. EDMOND'S FEDERAL SAVINGS BANK

The undersigned Owner requests that the policy(ies) shown in the attached Schedule Page issued by the [INSURANCE CARRIER] (the "Insurer") provide for the following beneficiary designation:

       1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, as Beneficiary, to the extent claimed by said Owner.

       2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of paragraph 1 of this Policy Endorsement shall be paid in one sum in accordance with the written direction of the Owner. Such direction will be provided to the Insurer at the time of claim. The Insurer will be protected in relying solely on the Owner to provide the name(s) of the party(ies) to pay any excess not paid under paragraph 1. If the Owner fails to provide the name(s) of the party(ies) at the time of claim, then any proceeds payable under this paragraph shall be paid in one sum to the Beneficiary.

       3. It is hereby provided that (i) any payment made to the Beneficiary or other party under paragraph 2 of this Policy Endorsement shall be a full discharge of the Insurer to the extent thereof; (ii) such discharge shall be binding on all parties claiming any interest under the Policy; and (iii) the Insurer shall have no responsibility with respect to the amounts so claimed.

       4. It is agreed by the undersigned that this designation shall be subject in all respects to the contractual terms of the Policy.

The undersigned is signing in a representative capacity for the Owner and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

Signed at ___________________, _____________, this _____ day of _________, 20__.


OWNER:
ST. EDMOND'S FEDERAL SAVINGS BANK

By:     ______________________________   By:    ________________________________
        (Signature)                             (Signature)

        ______________________________          ________________________________
        (Printed)                               (Printed)

Title:  ______________________________   Title: ________________________________

                                  Schedule Page
                    Policy(ies) Subject to Policy Endorsement

________________________________________________________________________________
Policy Number                                                Insured
________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________

OWNER:
ST. EDMOND'S FEDERAL SAVINGS BANK

By:     ______________________________   By:    ________________________________
        (Signature)                             (Signature)

        ______________________________          ________________________________
        (Printed)                               (Printed)

Title:  ______________________________   Title: ________________________________

DEFINITIONS

Certain words in this endorsement have special meanings. These words are:

     o Proceeds means the amount payable when the Insured dies. If the policy provides for periodic payments after the Insured dies, "proceeds" means the commuted value of the future payments.

     o    Insurer means the insurance company that issued this policy.

     o Lawful children or lawful issue of a person means only the lawful children born to or adopted by that person.

                               GENERAL PROVISIONS

Minors. Any money payable to a minor will be paid to the legal guardian of the minor. Any right given to a minor can be exercised only by the legal guardian of the minor. But, if provided by this designation or by law, payment will be made to, and any right can be exercised by, someone other than the minor's legal guardian.

Policy Provisions Apply. The provisions of "Payment Options" ("Optional Methods of Settlement") of the policy apply to this designation.

Proof of Lifetime Options. The Insurer will not make any payments under the lifetime payment options. (Options C, E, or F) until it receives satisfactory proof of age for each person on whose life payments depend. If payments depend on the survival of any person, the Insurer can require satisfactory proof that the person is still living before making further payments.

Withdrawals. If this designation permits withdrawals of less than the entire proceeds held under Option D or Option A, not more than four withdrawals may be made in any one calendar year. But if this designation permits the entire proceeds to be withdrawn then any balance of the proceeds may be withdrawn at any time.

If a Beneficiary has the right to withdraw the commuted value of Option B payments, he or she shall have the right to place that commuted value under any other payment option (Optional Methods of Settlement).

Final Payment. Upon the death of the last person who would have a right to receive option payments, the Insurer will make one sum payment to the estate of that person unless otherwise provided. Under Options A and D, this final payment will be any unpaid balance. Under Option B, it will be the commuted value of any future payments. Under Options C and E, it will be the commuted value of any guaranteed future payments. Because Option F provides no guaranteed payments, there will be no one sum final payment.

Proof of Decisions. The Insurer must decide matters of fact in administering the terms of this endorsement. When making these decisions, the Insurer may require proof satisfactory to it, by affidavit or other written evidence. If the Insurer makes a decision based on this proof it will have no further liability under the policy in connection with the decision.

Trust and Other Agreements. The Insurer is not responsible for carrying out the terms of any trust or any agreement outside of this policy. Its only responsibility is to perform according to the terms of the policy.